UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-31957 (Commission File Number)	38-0135202 (I.R.S. Employer Identification No.)

100 S. Second Ave., Alpena, Michigan 49707
 (Address of principal executive offices)
(989) 356-9041
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2013, First Federal of Northern Michigan Bancorp, Inc. (the “Company”) announced that director James C. Rapin retired pursuant to a provision of the Company’s bylaws which prohibits board members from continuing to serve on the board after the annual meeting of shareholders immediately following the director reaching the age of 72.

Item 5.07               Submission of Matters to a Vote of Security Holders.

On May 15, 2013, First Federal of Northern Michigan Bancorp, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors	For	Withheld	Broker Non-Vote

	Keith D. Wallace	1,411,778	250,908	798,864

	Michael W. Mahler	1,495,308	167,378	798,864

2.      The ratification of the appointment of Plante & Moran, PLLC as independent registered public accounting firm of the Company for the year ending December 31, 2013.

For	Against	Abstain	Broker Non-Vote
2,452,404	7,305	1,841	–

3.	To consider and act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
1,527,810	85,892	48,984	798,864

4.
To consider and vote upon an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
1,533,775	70,331	32,424	26,156	798,864

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
DATE: May 16, 2013	By:	/s/ Michael W. Mahler
Michael W. Mahler
President and Chief Executive Officer (Duly Authorized Representative)